Schedule B

The following table lists all transactions completed by the Reporting Persons in the Common Shares since November 10, 2025, which were all completed through open market purchases.

Tether Investments, S.A. de C.V.:

Date	Shares Bought	Price
November 11, 2025	47,117	6.8339
November 12, 2025	60,325	7.1974
November 13, 2025	49,098	7.0405
November 14, 2025	63,853	6.7138
November 17, 2025	35,608	6.8843
November 18, 2025	41,448	6.7783
November 19, 2025	56,700	6.8205
November 20, 2025	49,935	6.7169
November 21, 2025	36,900	6.5587
November 24, 2025	26,786	6.8373
November 25, 2025	27,967	7.0074
November 26, 2025	40,737	7.2100
November 28, 2025	39,474	7.4072
December 1, 2025	49,512	7.4549
December 2, 2025	36,345	7.3543
December 3, 2025	28,946	7.4731
December 4, 2025	41,631	7.5298
December 5, 2025	50,402	7.4373
December 8, 2025	51,399	7.3348
December 9, 2025	48,449	7.6740
December 10, 2025	46,835	7.6898
December 11, 2025	49,649	7.9643
December 12, 2025	50,295	7.9255
December 15, 2025	35,410	8.0296
December 16, 2025	21,600	7.8885
December 17, 2025	61,997	7.8087
December 18, 2025	71,414	8.042
December 19, 2025	113,020	8.3145
December 22, 2025	65,158	8.5094
December 23, 2025	53,649	8.3023
December 24, 2025	24,461	8.0862
December 26, 2025	32,438	8.2491
December 29, 2025	68,810	7.8188
December 30, 2025	30,173	7.8686
December 31, 2025	35,671	7.8032
January 2, 2026	46,300	7.6777
January 5, 2026	48,876	8.1477
January 6, 2026	62,804	8.0835
January 7, 2026	80,312	8.1637
January 8, 2026	26,964	8.1964
January 9, 2026	26,337	8.2238